EXHIBIT 10.23
                             COLLABORATIVE AGREEMENT

     THIS COLLABORATIVE AGREEMENT is made this 25 day of October, 1998, by and between SURGICAL SAFETY PRODUCTS, INC., a New York corporation, with its principal place of business at 2018 Oak Terrace, Sarasota, Florida 34231 (ASSP@) and UNITED STATES SURGICAL CORPORATION, a Delaware corporation, with its registered office at 150 Glover Avenue, Norwalk, Connecticut 06856, (AUSSC@). :

     WHEREAS, USSC is a diversified surgical products company and a market leader in surgical stapling, laparoscopy and instrumentation for minimally invasive breast biopsy, and is rapidly penetrating the worldwide markets for sutures and other products; and

     WHEREAS, SSP engages, among other fields of business, in the design of computer software for the medical industry, including the OASIS information system, a proprietary hospital-based information system network to report and track occupational safety emergencies such as needlesticks and other reportable cases to OSHA independent from other hospital computer systems and software (AOASIS@); and

     WHEREAS,  OASIS  provides  proprietary  programs,   health/risk  management
programs and medical products inservices through Touch Screen user interfaces at OASIS terminals in hospitals; and

     WHEREAS, the parties wish to enter into a Collaborative Agreement with the intention of building and growing the current relationship to a long term arrangement for the marketing of OASIS by placing certain OASIS units at designated USSC locations and, pending an initial trial period, for placement of additional OASIS units in additional locations or for USSC to purchase units from SSP for placement.

     NOW THEREFORE, in consideration of the mutual promises herein contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                      TERM

     1. The term of this Agreement shall be for a period of three (3) years (the ATerm@); which term may be terminated at the end of a nine (9) month period which period shall commence at the earlier of either: (i) six (6) months from the date of this Agreement, or (ii) on the date of Afirst installation at the last location@ (as defined herein) (the AReduced Term@). SSP shall have the right to terminate this Agreement if USSC has not designated ten (10) locations (as such are defined in Article 2(b)) at the termination of the Reduced Term. In the event USSC has designated ten (10) locations within the period of the Reduced Term, USSC shall have the right to terminate this Agreement at the end of the Reduced Term by giving SSP written notice within sixty (60) days of the expiration of the Reduced Term. For purposes of this Agreement, the Afirst installation at the last location@ shall mean the date on which the first OASIS system unit, as defined in Article 2, is released to the last facility pursuant to the Installation Schedule which is annexed hereto and made a part hereof as
Schedule 1.

     2. In the event this Agreement is terminated at the end of the Reduced Term by either SSP or USSC, the termination provisions of this Agreement shall take effect immediately.

                                    ARTICLE 2
                            INITIAL EQUIPMENT LEASED

     1. During the Reduced Term, SSP hereby leases to USSC and USSC hereby


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leases and hires from SSP one or more units  containing  the initial  equipment, software and other property (individually a AUnit@ and collectively the AUnits@) described in Schedule 2 which is annexed hereto and made a part hereof.

     2. During the Reduced Term, the Units leased, as described in Schedule 2 annexed, shall be placed in not less than ten (10) locations, each of which location shall be a tertiary care facility containing one hundred (100) or more beds (individually the ALocations" and collectively, the Alocations@).

     3. USSC shall have the right to lease one or more Units for each Location.

     4. During the Term of this Agreement, SSP shall have the right to solicit other departments within a Location for sale or lease of OASIS systems (ASSP=s Business@).

     5. During the Reduced Term of this Agreement, USSC shall be responsible for and bear all costs incurred relating to the delivery and installation of the Units. SSP shall be responsible for arranging for the supply, delivery and the integration of the Units. SSP agrees to commence installation of each Unit within two (2) to five (5) weeks after a Location has been designated by USSC.

                                    ARTICLE 3
                           ADDITIONAL EQUIPMENT LEASED

     1. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term, SSP agrees to lease to and USSC agrees to lease and hire such additional Unit or Units as set forth in Schedule 2A et. seq. for place at one or more of the Locations, which Schedule or Schedules shall be annexed hereto and made a part hereof as if made at the time of execution of this Agreement.

     2. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term, USSC shall be responsible for and bear all costs incurred relating to the delivery and installation of the Units. SSP shall be responsible for arranging for the supply, delivery and the integration of the Units. SSP agrees to commence installation of each Unit within two (2) to five (5) weeks after a Location has been signed.

                                    ARTICLE 4
                             USSC INSERVICE MODULES

     1. During the Reduced Term, each Unit shall be formatted with as many inservice modules as requested by USSC for USSC products. As to the first ten
(10) inservice modules for each of the following categories: Feature Modules, Major Modules and Basic Modules, USSC shall pay all production and modification fees in accordance with Schedule 3 annexed hereto and made a part hereof, but shall not be responsible for any monthly fee for such modules on all of the Units at a Location. In addition to rent required for leasing of the Units as provided herein, for all inservice modules for USSC products above the ten (10) inservice modules in three categories, USSC shall pay the monthly fees set forth in such Schedule 3 for such modules on all of the Units at a Location.

     2. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term, As to the first ten (10) inservice modules for each of the following categories:
Feature Modules, Major Modules and Basic Modules, USSC shall pay all production and modification fees in accordance with Schedule 3 annexed hereto and made a part hereof, and shall pay a monthly fee equal to the current monthly rates charged by SSP to its customers for such modules on all of the Units at a Location. In addition to rent required for leasing of the Units as provided herein, for all inservice modules for USSC products above the ten (10) inservice modules in three categories, USSC shall pay the monthly fees set forth in such
Schedule 3 for such modules on all of the Units at a Location.


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                                    ARTICLE 5
                                 UNIT PLACEMENT

     Each Unit subject to this Agreement, shall be placed in a Location chosen by USSC. All Locations for placement must meet with SSP's written approval, which shall be given in the sole discretion of SSP, which approval may not be unreasonably withheld. USSC is not permitted to move any Unit without the express written consent of SSP.

                                    ARTICLE 6
                                   INSPECTION

     1. USSC=s Inspection. USSC shall inspect each Unit within seven (7) days after installation. Unless USSC, within said period of time, gives written notice to SSP, specifying any defect in or other proper objection to the Unit, USSC agrees that it shall be presumed conclusively, as between the SSP and USSC, that (i) USSC has fully inspected and acknowledged that the Unit is in good condition and repair, (ii) USSC is satisfied as to the condition and repair of said Unit, and (iii) USSC has accepted the Unit.

     2. SSP=s Inspection. SSP shall, at any and all times during regular business hours, have the right to enter into and on the premises where the Unit may be located for the purpose of inspecting the same or observing its use. USSC shall give SSP or cause such to be given to SSP by the hospital where the Unit is located immediate notice of any attachment or other judicial process affecting any item of the Unit and shall, whenever requested by SSP, advise SSP of the exact location of the Unit.

                                    ARTICLE 7
                                       USE

     1. Manner of Use. USSC shall use each Unit subject to this Agreement or cause such Unit to be used in a careful and proper manner and in accordance with any and all documentation and manuals provided by SSP, and shall comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of such Unit.

     2. Markings. If at any time during the time of this Agreement, SSP supplies USSC with labels, plates, or other markings, stating that the Unit is owned by SSP, USSC shall affix and keep the same in a prominent place on the Unit.

                                    ARTICLE 8
                      INITIAL AND ADDITIONAL EQUIPMENT RENT

     1. During the Reduced Term as to the Initial Equipment on Schedule 2. USSC shall be solely responsible for all rental payments due SSP for the Units leased. Rental payments in the amount of $350 per Unit per month shall be paid to SSP for the duration of the Reduced Term for each such Unit. Additionally, USSC shall have the option to subscribe for a service maintenance plan which provides for the simultaneous exchange of equipment (within 24 hours) in the event any piece of equipment, its software or any module requires service or replacement (AHot Swap Maintenance Service@) for which payments in the amount of $50 per Unit per month shall be due during the Term. In the event Hot Swap Service is not elected by USSC or in the event USSC fails to make payment for such service, SSP shall remain responsible for service on such units, but shall cause such service to be performed within a three (3) business day time period. Payments shall be made at the principal place of business of SSP on or before the 1st day of each month of the Reduced Term.

     2. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term as to the Initial Equipment on Schedule 2. USSC will use its best efforts to have the hospital sites at which a Unit or Units are installed to pay all future monthly rental charges, including Hot Swap Maintenance Service to SSP. In such


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event,  USSC may direct such hospitals to make their respective  rental payments to SSP and SSP agrees to accept same as if received from USSC. Rental payments during the period from the expiration of the Reduced Term through the balance of the Term for the Units on Schedule 2 shall be equal to $350 per Unit per month plus $50 per Unit per month for Hot Swap Maintenance Service. Notwithstanding such provision to accept payment for the benefit of SSP, such acceptance shall not be deemed a waiver of USSC=s responsibility, and in all USSC shall be solely responsible for such payments to SSP.

     3. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term as to the Additional Equipment on Schedule 2A et seq. USSC will use its best efforts to have the hospital sites at which a Unit or Units are installed to pay all future monthly rental charges, including Hot Swap Maintenance Service to SSP. In such event, USSC may direct such hospitals to make their respective rental payments to SSP and SSP agrees to accept same as if received from USSC. Rental payments during the period from the expiration of the Reduced Term through the balance of the Term for the Units on Schedule 2A et seq. shall be
(i) $350 per Unit per month plus $50 per Unit per month for Hot Swap Maintenance Service for all units configured in accordance with Schedule 2 and (ii) at the current monthly rate and Hot Swap Maintenance Service fee charged by SSP to its customers for all other configurations of Units. Notwithstanding such provision to accept payment for the benefit of SSP, such acceptance shall not be deemed a waiver of USSC=s responsibility, and in all USSC shall be solely responsible for such payments to SSP.

                                    ARTICLE 9
                                SECURITY DEPOSIT

     1. USSC shall pay SSP a security deposit in the amount of $175 per Unit for
Schedule 2 Units and (i) $175 per Unit for Schedule 2A et seq. Units configured in accordance with Schedule 2 or (ii) a deposit equal to half of one (1) month of the current monthly fee for all other configurations of Units in accordance with Schedule 2A et seq. (as to each Unit, the ASecurity Deposit@ and as to all of the Units, the ASecurity Deposits@). The Security Deposits shall remain in the possession, custody and control of SSP for the duration of Reduced Term and for the duration of the Term.

     2. Upon termination at the Reduced Term or the Term, as applicable, SSP shall have the right to inspect the Units for damage. Provided no damage is found, except ordinary wear and tear, SSP shall return the Security Deposit to USSC . Should damage to the Unit be discovered by SSP upon inspection, SSP shall subtract an amount from the Security Deposit which represents a fair estimate of the cost of repair as a result of the damage, if repair is possible, and return the remaining portion of the Security Deposit to USSC, if any. In the event the Unit cannot be repaired as determined by SSP or should the Security Deposit be insufficient to cover the expense of repairing the Unit, SSP shall submit a request for payment to USSC, and USSC shall make prompt payment to SSP of the amount requested to conduct such repairs or replacement.

                                   ARTICLE 10
                     SECURITY INTEREST AND LICENSE AGREEMENT

     1. During the Term or the Reduced Term, as applicable, SSP shall retain a security interest in all of the Units subject to this Agreement. USSC agrees to execute any and all documentation necessary to perfect such security interest, including but not limited to, any UCC-1 or related document for filing in the state and county where each Unit is located. In addition, USSC agrees that any hospital at which a Unit or Units are located, to cause such hospital to execute any and all documents necessary to perfect SSP=s security interest. In the event of any approved move of any Unit, USSC shall execute and cause the hospital at the new location to execute any and all documents or instruments necessary to perfect SSP=s security interest in the Unit at the new location.

     2. During the Term or Reduced Term, as applicable, USSC shall and USSC shall cause each Location to execute a Site License Agreement in the form annexed hereto and made a part hereof as Exhibit A. In the event of any approved


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move of any Unit,  USSC shall execute and cause the hospital at the new location to execute a Site License Agreement in the form annexed hereto and made a part hereof as Exhibit A.

                                   ARTICLE 11
                               INSURANCE AND TAXES

     1. Insurance. USSC shall keep all of the Units insured against all risks of loss or damage from every cause whatsoever for not less than the full replacement value thereof as determined by SSP. USSC shall carry public liability and property damage insurance covering the Units. All said insurance shall be in the form and amount and with companies approved by SSP, and shall be in joint names of SSP and USSC. USSC shall pay the premiums therefor and shall deliver said policies, or duplicates thereof, to SSP. Each insurer shall agree, by endorsement on the policy issued by it or by independent instrument furnished to SSP, that it will give SSP thirty (30) days written notice before the policy in question shall be altered or canceled. The proceeds of such insurance, at the option of SSP, shall be applied:

        A. Toward the replacement, restoration, or repair of any damaged or lost Unit; or

        B. Toward payment of USSC=s obligations hereunder. USSC hereby appoints SSP as USSC=s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks, or drafts for loss or damage under any said insurance policy.

     2. Taxes. USSC shall keep all of the Units free and clear of all levies, liens, and encumbrances and shall pay all license fees, registration fees, assessments, charges, and taxes which may now or hereafter be imposed on the leasing, renting, possession, use, or in the event USSC elects to purchase, and SSP elects to sell, any or all of the Units, on the sale and or ownership of said Unit, excluding, however, all taxes on or measured by SSP=s ownership and or net income.

     3. Additional Amounts Due SSP. In case of failure of USSC to procure or maintain said insurance or to pay said fees, assessments, charges, and taxes, as hereinbefore specified, SSP shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assessments, charges, and taxes, as the case may be repayable to SSP with the next installment of Rent or Additional Rent, as the case may be.

                                   ARTICLE 12
                          ADDITIONAL CONTENT PROVIDERS

     1. During the Reduced Term, it is expected that additional companies will seek to promote their products on the Units installed, as additional content providers. The allowance of additional content providers to do so during and for the duration of the Reduced Term shall be in the sole discretion of USSC.

     2. Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term, SSP agrees to black out those products or companies set forth in Schedule 4, which schedule is annexed hereto and made a part hereof. As to any other company or product not listed on Schedule 4 annexed, SSP shall notify in writing USSC of any additional content providers which SSP wishes to include in any Unit. USSC shall have five (5) days from the date of such notice to advise SSP in writing as to whether or not USSC objects to the inclusion of such additional content provider. In the event USSC notifies SSP, such additional content provider shall not be included. In the event USSC fails to notify SSP within such five (5) day period, it shall be deemed that USSC has no objections, and SSP shall be entitled to include such additional content provider in any Unit.

     3. All production fees, monthly fees and modification fees for such inservice modules for such additional content providers such be bourne by such providers and shall not be the responsibility of USSC.


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     4.  For  all  companies  who  become  additional  content  providers  under subparagraph 1 or 2 of this Article 10, but exclusive of SSP Business, SSP shall pay to USSC a royalty equal to twenty five percent (25%) of all net monthly revenues realized from these additional content providers during and for the duration of the Term or Reduced Term. For purposes of this Agreement, Anet monthly revenues@ shall mean gross income from sales and monthly fees, less production fees, modification fees, costs of goods sold, repairs, taxes and out of pocket expenses.

                                   ARTICLE 13
                      ALTERATIONS, REPAIRS, DAMAGE AND LOSS

     1. Alterations. Without the prior written consent of SSP, USSC shall not make any alterations, additions, or improvements to any Unit. All additions and improvements of any kind or nature made to any Unit shall belong to and become the property of SSP on the termination of this Agreement, with the following exceptions:

        A. SSP shall produce, modify and inservice software (AModules@) for USSC as outlined herein.

        B. Product based Modules produced by SSP for USSC, for which USSC makes full payment to SSP, shall become the sole property of USSC at the time of payment. SSP shall retain the right to display USSC Modules in SSP hardware for the Term or Reduced Term, but shall cease to actively display USSC Modules in SSP Units upon the termination of this Agreement without the prior written consent of an authorized representative of USSC. SSP shall always have the right to use USSC Modules for demonstration, education and development purposes.

        C. Product based Modules produced by SSP at the joint expense of SSP and USSC for their joint use, shall be the joint property of SSP and USSC, and both shall have all ownership rights in connection with the ownership of such Modules. All other types of modules shall remain the sole property of SSP.

     2. Repairs. The Hot Swap Monthly Maintenance Fee shall cover the expense of the maintenance and upkeep of the Units including any repairs necessary for the Term or Reduced Term, so long as all such fees are paid in a timely manner. Provided however, that this fee shall not include any intentional misuse of any Unit, nor shall it include any maintenance required as a result of the use of any Units which is not the intended ordinary use of such equipment.

     3. USSC hereby assumes and shall bear the entire risk of loss and damage to any Unit or any part thereof which shall impair any obligation of USSC under this Agreement. In the event of loss or damage of any kind to any Unit or part thereof, USSC shall pay to SSP the cost of placing the same in good repair, condition, and working order, or in the event such cannot be repaired, the replacement cost thereof in accordance with the stipulated loss value set forth herein.

     4. Stipulated Loss Value. If any Unit is determined by SSP to be lost, stolen, destroyed, or damaged beyond repair, USSC shall pay SSP thereof in case the AStipulated Loss Value@ as set forth in the Schedule 5 which is annexed hereto and made a part hereof. Upon such payment, this Agreement shall terminate with respect to such Unit, USSC shall become the owner of such Unit without warranty, express or implied, with respect to any matter whatsoever and SSP shall provide USSC with a Bill of Sale relative to such Unit.

                                   ARTICLE 14
                               STEERING COMMITTEE



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     1. Each party to this Agreement shall appoint an equal number of members to a steering committee (the "Steering Committee"). The Steering Committee shall oversee Unit installation, operation, maintenance and removal. The Steering Committee shall have no power to govern or control the actions or inactions of the parties except as expressly provided by this or any other written Agreement. The Steering Committee shall take all necessary steps to maintain efficient and amicable coordination between the parties including the following:

        A.  Preparation   for  product   installation   including   site
consideration, review and screening, installation considerations including power and phone access, determination of the necessary modules to cater to the needs of the individual site and consultation with the parties.

        B.  Coordination  of  training   schedules  for  site  personnel,
development of training programs and tools, etc.

        C. Site maintenance, including: preparation of data related to Unit use, adaptation of Unit and Unit modules to the changing needs of site personnel, Unit maintenance schedules, including general service and maintenance as well as Unit repair and replacement as necessary.

         D. Unit removal, relocation or reconfiguration if necessary and desirable to the parties.

         E. Information update and exchange by and between the parties.

                                   ARTICLE 15
                            OWNERSHIP AND ASSIGNMENT

     1. Ownership. The Units are, and shall at all times be and remain, the sole and exclusive property of SSP, subject to the provisions contained herein regarding ownership of Modules produced either jointly or at the sole expense of USSC. USSC shall have no right, title, or interest therein, except as expressly set forth in this Agreement.

     2. Assignment. Without the prior written consent of SSP, during the Term or the Additional Term, if any, USSC shall not:

         A. Assign, transfer, pledge, or hypothecate this Agreement, any Unit or any part of it, or any interest in it; or

         B. Sublet or lend any Unit or any part of it, or permit any Unit or any part of it to be used by anyone other than USSC or USSC=s employees, except for the employees located at the installation site, which site is approved by SSP.

                                   ARTICLE 16
                                 PURCHASE OPTION

     Provided this Agreement is not terminated at the end of the Reduced Term, from the expiration of the Reduced Term through the balance of the Term, if all rents and any other money due and payable to SSP have been paid in full, USSC shall have the right and privilege, at its option, to purchase any OASIS Model 1062LP, exclusive of any software, for a price of $8500. This purchase option shall apply to hardware only. All software which is not either the joint property of USSC and SSP or is not the sole property of USSC shall remain the exclusive property of SSP, the use of which will require a license and fee. On the exercise of this option, SSP shall duly execute and deliver to USSC any and all documents necessary and proper to effect transfer of ownership of the equipment to USSC, free and clear of all encumbrances, security interests, or liens (other than encumbrances, security interests, or liens suffered or permitted by USSC to become effective thereon). Upon payment by USSC in cash or certified check of the full amount of the option price and thereupon this Agreement shall terminate as to such Unit. No further rent shall become due with respect to such equipment so purchased by USSC. SSP shall provide Hot Swap


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Monthly  Maintenance,  module  production  and module  monthly  maintenance  and modification at its current rates if elected by USSC.

                                   ARTICLE 17

     Intentionally left blank.

                                   ARTICLE 18
                                     DEFAULT

     If USSC with regard to any Unit, module or modification (i) fails to pay any rent or any other amount due hereunder within ten (10) days after the same is due and payable, or (ii) if any execution of any other writ of process shall be issued in any action or proceeding against USSC whereby said equipment may be seized, taken, or detained, or (iii) if a proceeding in bankruptcy, receivership, or insolvency shall be instituted by or against USSC, or (iv) if USSC shall enter into any arrangement or composition with its creditors, or (v) if USSC, with regard to any Unit or Units, fails to observe, keep, or perform any other provision of this Agreement required to be observed, kept, or performed by USSC, SSP shall, if such default shall continue for thirty (30) days after written notice thereof to USSC, and such default shall not have been cured within thirty (30) days, have the right to exercise any one or more of the following remedies:

     1. To declare the entire amount of rent and any other monies due hereunder immediately due and payable as to any or all Units, without notice or demand to USSC.

     2. To sue for and recover all rents and any other payments then accrued or thereafter accruing, with respect to any or all Units.

     3. To take possession of any or all Units, without demand or notice, wherever the same may be located, without any court order or other process of law. USSC hereby waives any and all damages occasioned by such taking of possession.

     4. To terminate this Agreement as to any or all Units.

     5. To pursue any other remedy at law or in equity available to SSP.

Notwithstanding any repossession, or any other action which SSP may take, USSC shall be and remain liable for the full performance of all obligations to be performed by USSC under this Agreement. All such remedies are cumulative, and may be exercised concurrently or separately at the sole option of SSP. This provision shall survive the termination of this Agreement.

                                   ARTICLE 19
                                    INTEREST

     If USSC fails to pay any part of the rent or any other money due hereunder to SSP within ten (10) days after the due date thereof, USSC shall pay to SSP interest on such delinquent payment from the expiration of said ten (10) days until paid at the rate of seven percent (7%) per annum.

                                   ARTICLE 20
                            SURRENDER AND TERMINATION

     On the expiration of the Term or Reduced Term, or earlier termination of this Agreement, including any termination on default, with respect to any Unit or Units, USSC shall forfeit all right to the software and hardware which are the subject of this Agreement, other than USSC produced modules. At the option of SSP, USSC shall either:

     1. Return the same to SSP in good repair, condition and working order (ordinary wear and tear resulting from proper use thereof alone excepted) in the following manner as may be specified by SSP:

         A. By delivering such Unit or Units at USSC=s cost and expense to such place as SSP shall specify, in which case risk of loss remains with USSC until such time as the Unit or Units are returned to the location specified by SSP; or

         B. By loading the Unit or Units at USSC=s cost and expense on board such carrier as SSP shall specify and shipping the same, freight collect, to the destination designated by SSP, in which case risk of loss shifts to SSP at the time USSC delivers the Unit or Units to the specified carrier.

     2. Surrender the same to SSP in good repair, condition and working order (ordinary wear and tear resulting from proper use thereof alone excepted) at the installation location, allowing SSP adequate time to inspect same, before releasing USSC from its obligations under the Agreement and returning the Security Deposit.

                                   ARTICLE 21

     Intentionally left blank.

                                   ARTICLE 22
                          SECURITY AND CONFIDENTIALITY

     1. SSP understands and acknowledges that USSC and USSC understands and acknowledges that SSP operates under the laws, statutes and regulations of various state and federal agencies, some of which are unique to the security-sensitive medical industry. Both SSP and USSC shall endeavor, to the extent permitted by law, make reasonable efforts to comply with the reasonable written instructions and reasonable written requests of the other regarding security and confidentiality pertaining to this Agreement, the project plan agreed by the parties and all other aspects of the relationship between the parties and the Units (including the hardware and software) and information that is exchanged, shared or handled by either party to this Agreement.

     2. Both parties agree and do hereby agree that all information which could reasonably be considered "Confidential" by the other will not be distributed to their employees, affiliates or to the general public, except on a "Need to Know Basis."

     3. For the purposes of this section only, Confidential Information shall include any non-public information that the disclosing party reasonably designates as confidential, or which under the circumstances surrounding disclosure, should reasonably be considered confidential. Confidential information includes, but is not limited to information relating to a Party's released or unreleased software and hardware products, business policies and practices including all tangible and intangible materials containing information that is not public or not known to the public whether or not it is in written or printed form or whether it is machine or user readable or not.

                                   ARTICLE 23
                                PERSONAL PROPERTY

     The Units, any attachments, improvements and or modifications thereon are, and shall at all times be and remain personal property and not deemed a fixture, notwithstanding that the Units or any part thereof may now be, or hereinafter become, in any manner affixed or attached to, or embedded in, or permanently resting on, real property or any building thereon, or attached in any manner to that which is permanent as by means of cement, plaster, nails, bolts, screws, or otherwise.

                                   ARTICLE 24
                         REPRESENTATIONS AND WARRANTIES

     1. USSC Representations and Warranties. USSC represents and warrants that it is duly formed, validly existing and that none of the terms, conditions or obligations contained herein violate any provision of its articles of incorporation, bylaws, regulations or statutes. Further, USSC represents and warrants that the party executing this Agreement on its behalf is fully empowered to do so and to bind USSC to all of the terms and obligations contained herein.

     2. SSP Representations and Warranties. SSP represents and warrants that it is duly formed, validly existing and that none of the terms, conditions or obligations contained herein violate any provision of its articles of incorporation, bylaws, regulations or statutes. Further, SSP represents and warrants that the party executing this Agreement on its behalf is fully empowered to do so and to bind SSP to all of the terms and obligations contained herein.

     3. Survival. The provision contained in this Article 23 shall survive the termination of this Agreement.

                                   ARTICLE 25
                               GENERAL PROVISIONS

     1. Expenses. If any legal action is required for either party to enforce any of its rights or remedies hereunder or to enforce any of the terms, conditions, or provisions hereof, the prevailing party in such action shall be entitled to recover all costs and expenses of such action, including attorneys fees, from the other party.

     2. Concurrent Remedies. No right or remedy herein conferred on or reserved to SSP or USSC is exclusive of any other right or remedy herein or by the law or equity provided or permitted; but each shall be commutative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

     3. Nonwaiver. No covenant or condition of this Agreement may be waived except by the written consent of the parties. Forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by the other party of any covenant or condition, the forbearing or indulging party shall be entitled to invoke any remedy available to it under this Agreement or by law or in equity despite said forbearance or indulgence.

     4. Entire Agreement. This Agreement constitutes the entire agreement between SSP and USSC and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter. It shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.

     5. Notices. Service of all notices under this Agreement shall be sufficient if given personally, delivered by courier, or mailed, certified receipt, return receipt requested to the party involved at its respective address set forth herein, or at such address as such party may provide in writing from time to time in accordance with this paragraph. Any such notice mailed to such address shall be effective when delivered. At the time of execution of this Agreement, and until further written notice is given by either party to the other, notices shall be sent to:

               SSP:                 Surgical Safety Products, Inc.
                                    SSP Corporate Center
                                    2018 Oak Terrace
                                    Sarasota, Florida 34231

               With a copy to:      Mintmire & Associates
                                    265 Sunrise Avenue, Suite 204
                                    Palm Beach, Florida 33480

               USSC:               Legal Department
                                   United States Surgical Corporation
                                   150 Glover Avenue
                                   Norwalk, Connecticut 06856

     6. Notice of Special Events. USSC shall promptly give notice to SSP of any of the following occurrences within one week of USSC's knowledge thereof: (i) any execution of any writ of process shall be issued in any action or proceeding against any location at which any Unit is located whereby said equipment may be seized, taken or detained; (ii) a proceeding in bankruptcy, receivership, or insolvency shall be instituted by or against any location at which any Units is located; or (iii) the location at which any Unit is located shall enter into any arrangement or composition with its creditors.

     7. Gender; Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural. Whenever the word ASSP@ or AUSSC@ is used herein, it shall include all controlled, controlling or controlled by entities and individuals.

     8. Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Florida. The parties agree to the exclusive jurisdiction of the courts of the State of Florida and designate venue in Sarasota County, Florida.

     9.  Parties  Bound.  This  Agreement  shall be  binding on and inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, legal representatives, successors, and permitted assigns.

     10. Legal Construction. If any or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall constructed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto executed this Agreement the day and year first above written.

                              Surgical Safety Products, Inc. (ASSP@)

                              By: /s/ Donald K. Lawrence
                                  ----------------------------------
                                   An Authorized Representative

                              United States Surgical Corporation (AUSSC@)

                              By: /s/ Larry C. Heatom III
                                  ----------------------------------
                                   An Authorized Representative

                                   Schedule 1

                              Installation Schedule

Installation #            Facility Name                   Install week of
-------------------------------------------------------------------------

Hospital 1                TBD                                 11-9-98

Hospital 2                TBD                                 11-9-98

Hospital 3                TBD                                 11-16-8

Hospital 4                TBD                                 11-16-98

Hospital 5                TBD                                 11-07-98

Hospital 6                TBD                                 11-07-98

Hospital 7                TBD                                 11-07-98

Hospital 8                TBD                                 11-14-98

Hospital 9                TBD                                 11-14-98

Hospital 10               TBD                                 11-14-98

                                   Schedule 2

                               Unit configuration



       HARDWARE:          Model 1062LP or Equivalent


       SOFTWARE:          Version 2.x or later


TITLES INCLUDED:          Healthcare News and Events

                          Device Inservices

                          Culture Awareness

                                   Schedule 3

                        Production and Modification Fees

PRODUCTION FEES:

        Feature:          $2,000 per module

          Major:          $1,500 per module

          Basic:          $1,000 per module


MODIFICATION FEES:        $75 per hour

                                   Schedule 4

                         Excluded Companies and Products



Richard Allen - Trocars, Laporoscopic stapling devices

Origin - Trocars, Laporoscopic stapling devices, mesh products

Dexcide - Trocars

Core Dynamics - Trocars

Applied Medical - All products

Sophmore Danic - All products

Bard - Hernia mesh products

Genzymen - Trocars, Laporoscopic stapling devices, Mesh products

Atruim Medical -   Trocars, Mesh

Ethicon - All products

Johnson and Johnson - Review with USS

                                   Schedule 5

                              Stipulated Loss Value


           MODEL 1062LP                  $8500